Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333–227938) on Form S-8 of our report dated April 27, 2023, with respect to the consolidated financial statements and financial statement Schedule I of X Financial.

/s/ KPMG Huazhen LLP

Shenzhen, China

April 27, 2023